Exhibit 99.1

Investor Relations Contact:

Ken Lowe
Sigma Designs, Inc.
Tel: 408/957-9850
Fax: 408/957-9741
IR@sdesigns.com

For Immediate Release

NASDAQ CONFIRMS SIGMA COMPLIANCE WITH LISTING REQUIREMENTS

MILPITAS, Calif. — April 27, 2007 — Sigma Designs®, Inc. (Nasdaq: SIGM), a leader in digital media processors for consumer appliances, today announced that the Nasdaq Listing Qualifications staff has determined that the Company has demonstrated compliance with all Nasdaq Marketplace Rules. Accordingly, the Company’s securities will continue to be listed on the The Nasdaq Global Market.

About Sigma Designs, Inc. Sigma Designs (Nasdaq: SIGM) specializes in silicon-based media processors for IPTV set-top boxes, digital media receivers, high definition DVD players, HDTV, and portable media players. The Company’s award-winning media processor technology is used in a variety of consumer applications providing highly integrated solutions for high-quality decoding of H.264, WMV9, MPEG-4, MPEG-2 and MPEG-1. Headquartered in Milpitas, Calif., the Company also has sales offices in China, Europe, Hong Kong, Japan, Korea and Taiwan. For more information, please visit the company’s web site at www.sigmadesigns.com/.REALmagic and Sigma Designs are registered trademarks of Sigma Designs. All other products and companies referred to herein are trademarks or registered trademarks of their respective companies.